UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2008 (February 22, 2008)
Concho Resources Inc.
(Exact name of registrant as specified in its charters)

Delaware	001-33615	76-0818600
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

550 West Texas Avenue, Suite 1300
Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (432) 683-7443
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective February 22, 2008, the Board of Directors of Concho Resources Inc. elected Mr. William H. Easter III as a director to fill the vacancy resulting from the expansion of the Company’s Board of Directors to seven directors. Mr. Easter will serve as a Class I director and his term on the Board will expire at the Company’s annual meeting of stockholders in 2008. Mr. Easter was appointed as a member of the Company’s Audit Committee and Compensation Committee on February 27, 2008.
     There are no understandings or arrangements between Mr. Easter and any other person pursuant to which Mr. Easter was selected to serve as a director of the Company. There are no relationships between Mr. Easter and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K. As a non-employee director, Mr. Easter will receive compensation in accordance with the Company’s policies for compensating non-employee directors, including long-term equity incentive awards under the Company’s 2006 Stock Incentive Plan.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.
Date: February 28, 2008	By:	/s/ DAVID W. COPELAND
David W. Copeland
Vice President and General Counsel